Exhibit 1.1

EXECUTION VERSION

HAWAIIAN HOLDINGS, INC.

$75,000,000 Principal Amount

5.00% Convertible Senior Notes due 2016

UNDERWRITING AGREEMENT

March 18, 2011

UNDERWRITING AGREEMENT

March 18, 2011

UBS Securities LLC

as Managing Underwriter

c/o          UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Hawaiian Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative (the “Managing Underwriter”), $75,000,000 aggregate principal amount of its 5.00% Convertible Senior Notes due 2016 (the “Firm Notes”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional $11,250,000 aggregate principal amount of the Company’s 5.00% Convertible Senior Notes due 2016 (the “Additional Notes”). The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the “Notes.”

The Notes are to be issued pursuant to an indenture (the “Base Indenture”) to be dated as of March 23, 2011 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), together with a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) dated as of March 23, 2011 between the Company and the Trustee. The Notes will be convertible in accordance with their terms and the terms of the Indenture into cash, shares of the common stock (the “Common Stock”) of the Company, $0.01 par value per share (the “Shares”), or a combination thereof.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-162891) under the Act (the “registration statement”), including a prospectus (the “Basic Prospectus”), which registration statement relates to the securities of the Company to be issued from time to time by the Company, including the offer and sale of the Notes and the Shares under the Act and incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus deemed to be part of the registration statement pursuant to Rule 430B or Rule 430C under the Act at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Notes, copies of one or more preliminary prospectus supplements relating to the Notes. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, and the documents incorporated by reference therein, in the form so furnished, including the Basic Prospectus attached to or used with such preliminary prospectus supplement or supplements relating to the Notes.

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), and the documents incorporated by reference therein, in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Notes.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Notes contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters covenant and agree that they have not offered or sold and will not offer or sell, without the Company’s consent, any Notes by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Notes, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus together with the documents listed on Schedule B hereto.

“Applicable Time,” as used herein, means 3:30 A.M., New York City time, on March 18, 2011, the date and time that this Agreement is executed and delivered by the parties hereto.

Any reference herein to the registration statement, the Registration Statement, any

Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1.             Sale and Purchase. Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of 97% of the principal amount thereof. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Notes as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Notes upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the aggregate principal amount of Firm Notes to be purchased by each of them, all or a portion of the Additional Notes as may be necessary to cover over-allotments made in connection with the offering of the Firm Notes, at a purchase price of 97% of the principal amount thereof. The Over-Allotment Option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the thirteenth day following the date of the Prospectus Supplement by written notice to the Company. Such notice shall set forth the aggregate principal amount of Additional Notes as to which the Over-Allotment Option is being exercised and the date and time when the Additional Notes are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that any additional time of purchase, which may be simultaneous with the “time of purchase” (as defined below), shall be no earlier than the third business day after the date on which the Over-Allotment Option shall have been exercised, no later than thirteen days from and including the time of purchase and no later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised; provided further, that if the Over-Allotment Option shall have been exercised at least twenty-four hours before the time of purchase, the additional time of purchase shall occur simultaneously with the time of purchase. The principal amount of Additional Notes to be sold to each Underwriter shall be the principal amount which bears the same proportion to the aggregate principal amount of Additional Notes being purchased as the principal amount of Firm Notes set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate principal amount of Firm Notes, subject to adjustment in accordance with Section 8 hereof.

2.             Payment and Delivery. Payment of the purchase price for the Firm Notes shall be made to the Company by Federal Funds wire transfer, against delivery of the Firm Notes to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 23, 2011 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Notes shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Notes. Electronic transfer of the Additional Notes shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

For the purpose of expediting the checking of the global certificates for the Notes by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase or the additional time of purchase, as the case may be.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Notes shall be made at the offices of Davis Polk & Wardwell LLP at 450 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Notes or the Additional Notes, as the case may be.

3.             Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Notes and the Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date hereof; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b)           the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, will comply, in all material respects, with the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); the conditions to the use of Form S-3 in connection with the offering and sale of the Notes and the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Notes and Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with none, or any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Pre-Pricing Prospectus and the Prospectus complied or will comply, as of the date that it was or is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, and, when considered together with the Disclosure Package as of the Applicable Time, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to (i) any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(c)           prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Notes by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv) inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Notes and the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Notes and the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes and the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Notes and the Shares contemplated hereby is solely the property of the Company;

(d)           the Company meets the requirements for use of Form S-3 under the Securities Act specified in Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(e)           as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Disclosure Package and the Prospectus under “Capitalization” and “Description of Capital Stock” and the terms of the Shares conform in all material respects to the description under “Description of Capital Stock” in the Disclosure Package and the Prospectus (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options, restricted stock units, deferred stock units and warrants disclosed as outstanding in the Disclosure Package and the Prospectus and the grant of options, restricted stock units and deferred stock units under existing equity compensation plans described in the Disclosure Package and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Company will use its commercially reasonable efforts to cause the Shares (if any), upon issuance, to be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on The NASDAQ Global Market (the “NASDAQ”) or the securities exchange on which the Common Stock is listed or quoted at the relevant time;

(f)            the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, to execute and deliver this Agreement, the Indenture and the Notes and to issue, sell and deliver the Notes and the Shares (if any) issuable upon conversion of the Notes as contemplated by this Agreement, the Indenture and the Notes;

(g)           the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole or (ii) prevent or materially interfere with consummation of the transactions contemplated by this Agreement, the Indenture or the Notes (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);

(h)           the Company has no significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) other than those listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010

(collectively, the “Subsidiaries”); the Company owns, directly or indirectly, all of the issued and outstanding capital stock or membership interests of each of the Subsidiaries (except for director qualifying shares or similar requirements); complete and correct copies of the charters and the bylaws or other constituent documents of the Company and each Subsidiary and all amendments thereto have been made available to you; each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or a limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with full corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Disclosure Package and the Prospectus, all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company (except for director qualifying shares or similar requirements) subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(i)            this Agreement has been duly authorized, executed and delivered by the Company;

(j)            the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(k)           the Notes have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture; the Shares (if any) initially issuable upon conversion of the Notes have been duly authorized and validly reserved for issuance upon conversion of the Notes, and, upon conversion of the Notes in accordance with their terms and the terms of the Indenture, will be issued free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights to which the Company is bound and, except as disclosed in the Disclosure Package and the Prospectus, free of any voting restrictions (and, except as disclosed in the Disclosure Package and the Prospectus with respect to ownership of voting stock by non-U.S. citizens, will be free of any restriction, pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party, upon the transfer thereof), and are sufficient in number to meet the initial conversion requirements (assuming all conditions to such conversion have been satisfied) based on the product of (i) the sum of the Conversion Rate (as defined in the Indenture) in effect as of the time of purchase and as of each additional time of purchase and the maximum number of additional shares identified in the table under the caption “Description of Notes—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change—The increase in the conversion rate” in the Prospectus; and (ii) the aggregate principal amount, expressed in thousands of dollars, of Notes to be outstanding immediately after such time of purchase or additional time of purchase, as applicable; such Shares, when so issued upon such conversion in accordance with the terms of the Notes and of the Indenture, will be duly and validly issued and fully paid and nonassessable and will conform to the information in the Disclosure Package and to the description of such Shares in the Prospectus;

(l)            the terms of the Notes and the Indenture, conform in all material respects to each description thereof contained or incorporated by reference in the Disclosure Package and the Prospectus;

(m)          neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or any other of its organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except in each of (B), (C), (D), or (E) any breach, violation or default that would not have a Material Adverse Effect;

(n)           the execution, delivery and performance by the Company of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Notes, the issuance of the Shares (if any) issuable upon conversion of the Notes and the convertible note hedge and warrant transactions as described in the Disclosure Package and the Prospectus, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Subsidiaries, or (B)(1) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any amendments or restatements of each of the foregoing, or (B)(2) the Amended and Restated Credit Agreement, dated as of December 10, 2010, as amended as of March 16, 2011, by and among Hawaiian Holdings, Inc., as Parent, Hawaiian Airlines, Inc., as Borrower, the Lenders that are signatories thereto, and Wells Fargo Capital Finance, Inc., as Agent (except as disclosed in the Disclosure Package and the Prospectus under the caption “Risk factors—We are a holding company and our ability to repay the notes depends on the cash flows generated by and provided to us by our subsidiaries;” “Risk factors—The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness (to the extent of the value of the assets securing such indebtedness) and are structurally subordinated to all liabilities of our subsidiaries, including trade payables;” Risk factors—We may not have the ability to raise the funds to pay interest on the notes or the principal of the notes at maturity, to purchase the notes upon a fundamental change or to pay cash due upon conversion;” “Risk factors—The conversion rate of the notes may not be adjusted for all dilutive events that may occur;” and “Description of material indebtedness”) or (C) any applicable federal, state, local or foreign law, regulation or rule, or (D) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, in each of (B)(1), (C), (D), or (E) except any conflict, breach, violation or default that would not have a Material Adverse Effect or result in the delisting of the Common Stock from the NASDAQ;

(o)           no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Notes or the issuance of Shares (if any) upon conversion of the Notes or the consummation of the transactions contemplated by this Agreement, the Indenture or the Notes, other than (i) as have been made or obtained (including, without limitation, from the NASDAQ), (ii) as may be required under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters, (iii) under the Conduct Rules of FINRA, (iv) for the inclusion of the Notes in the book-entry settlement system of the DTC and (v) as may be required if in the future the Company moves the listing venue of its Common Stock from the NASDAQ to another securities exchange, or appoints a different indenture trustee for the Notes, or is required to make any filings pursuant to Sections 4(c), (d), (e) and (m);

(p)           except as described in the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(q)           each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary permits, licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses as currently conducted, except such as would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permit, license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(r)            there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(s)           Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(t)            the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus that are not included or incorporated by reference as required and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(u)           except as disclosed in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect;

(v)           subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case including any amendments or supplements to the foregoing made prior to the execution of this Agreement but excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change, other than in the ordinary course of business, in the capital stock or outstanding indebtedness of the Company or any Subsidiary (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (vi) any prohibition or suspension of the operation of the Company’s aircraft, including, but not limited to, as a result of action taken by the U.S. Department of Transportation (the “DOT”), the Federal Aviation Administration (the “FAA”) or other applicable bodies in the jurisdictions in which the Company or Hawaiian Airlines, Inc. operates, in each case except as would not have a Material Adverse Effect;

(w)          neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, neither of them will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(x)            the Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except as would not have a Material Adverse Effect; all the property described in the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(y)           each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, all trademarks (both registered and unregistered), tradenames and other proprietary information currently employed in its business as now conducted (collectively, the “Intellectual Property”), and to the Company’s knowledge, there is no pending or threatened claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the Intellectual Property; neither the Company nor any of the Subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any Subsidiary has received written notice of a claim by a third party to the contrary;

(z)            to the Company’s knowledge, (i) there is (A) no unfair labor practice complaint pending or threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect;

(aa)         the Company and the Subsidiaries are in compliance with, and the Company and each of the Subsidiaries hold, and is in compliance with, all permits, authorizations and approvals required under, Environmental Laws (as defined below) to conduct their respective businesses as currently conducted, except to the extent that failure to so comply or to hold or comply with such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no past, present or, to the Company’s knowledge, reasonably anticipated future facts or events, that would reasonably be expected to prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any written notice or a claim that has not been resolved, (iii) is a party to any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of, or liability under, any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). As used herein, “Environmental Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law;

(bb)         To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, be expected to have a Material Adverse Effect;

(cc)         all tax returns required to be filed through the date of this Agreement by the Company or any of the Subsidiaries have been timely filed or are subject to requests for extensions thereof, except where the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves, to the extent required by generally accepted accounting principles, have been provided;

(dd)         the Company and each of the Subsidiaries maintain insurance covering their respective owned and leased properties (including its aircraft), operations and businesses, and self-insurance covering the Company’s healthcare benefits for personnel, as the Company reasonably deems adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses as currently conducted; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew or replace any such insurance as and when such insurance expires, except any inability to renew or replace as would not have a Material Adverse Effect;

(ee)         the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance on a consolidated basis that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ff)           the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; for the periods specified in the Registration Statement, the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; for the periods specified in the Registration Statement, all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder;

(gg)         all statistical or market-related data included or incorporated by reference in the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate;

(hh)         neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(ii)           the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(jj)           neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(kk)         no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or any other Subsidiary of the Company, in each case except as described in the Disclosure Package and the Prospectus;

(ll)           the Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ;

(mm)       except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, the

Indenture or the Notes or the consummation of the transactions contemplated hereby or thereby; and

(nn)         Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Shares (if any) issuable upon conversion of the Notes; and

(oo)         Hawaiian Airlines, Inc. (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter as of the date or dates indicated in such certificate.

4.             Certain Covenants of the Company. The Company hereby agrees:

(a)           to furnish such information as may be required and otherwise to cooperate in qualifying the Notes and the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Notes; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process under the laws of any such jurisdiction or assume any ongoing reporting obligations to any governmental or other authorities in any jurisdiction and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes or the Shares for offer or sale in any such jurisdiction or the initiation or receipt by the Company of any written threat of any proceeding for such purpose;

(b)           to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Notes, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required to be filed with the Commission pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)           if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement to be filed with the Commission and become effective before the Notes may be sold, the Company will use its commercially reasonable efforts to cause such post-effective amendment to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in accordance with such Rules);

(d)           if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, registering the offer and sale of the Notes and the Shares under the Act, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its commercially reasonable efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Notes and the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e)           if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, to file with the Commission, prior to such third anniversary, a new registration statement under the Act registering the offer and sale of the Notes and the Shares, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; the Company shall use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Notes and the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(f)            to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing;

(g)           During the period of five years hereafter, the Company will furnish to you and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to you as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h)           to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to cause the Registration Statement and the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and file with the Commission and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements or new registration statement as may be necessary to reflect any such change or to effect such compliance;

(i)            to the extent not available on EDGAR, to make generally available to its security holders an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than 16 months after the date of this Agreement;

(j)            to furnish to you one copy for UBS of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k)           to apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;

(l)            to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Notes and the Shares (if any) including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes or the Shares (if any), and all other costs related to the preparation, issuance, execution, authentication and delivery of the Notes and the Shares (if any), (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, the Indenture, the Notes, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes and the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares (if any) issuable upon conversion of the Notes on any securities exchange including on the NASDAQ (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes and the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees, travel, lodging and other expenses incurred by the officers of the Company, (viii) the costs and charges of the Trustee and any transfer agent, registrar or depositary; (ix) the costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of the DTC, (x) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes; and (xi) the performance of the Company’s other obligations hereunder;

(m)          to comply with Rule 433(d) under the Act (without reliance on Rule

164(b) under the Act) and with Rule 433(g) under the Act;

(n)           beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of UBS, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock, any convertible debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock, any convertible debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, any convertible debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the offer and sale, and the issuance, of the Notes and the Shares (if any) as contemplated by this Agreement, the Indenture and the Notes, (B) issuances of Common Stock upon the exercise, conversion or exchange of options, restricted stock units, deferred stock units, warrants or convertible securities outstanding as of the date of this Agreement as disclosed in the Disclosure Package and the Prospectus, (C) the issuance or grant of stock options, restricted stock units and deferred stock units pursuant to equity compensation plans described in the Disclosure Package and the Prospectus and (D) the filing of any registration statement on Form S-8 to register shares of Common Stock reserved for issuance under the Company’s equity compensation plans; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(n) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, further, that the immediately preceding proviso shall not apply if the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Conduct Rule 2711(f)(4) of FINRA;

(o)           prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Notes and the Shares, without your prior review and reasonable opportunity to comment;

(p)           not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Notes by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Prospectus;

(q)           not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Shares (if any) issuable upon conversion of the Notes;

(r)            to use its commercially reasonable efforts to cause the Shares (if any) issuable upon conversion of the Notes to be listed on the NASDAQ and to maintain such listing;

(s)           to at all times reserve and keep available, free of preemptive rights, contractual preemptive rights, resale rights, rights of first refusal and similar rights, shares of Common Stock in an amount sufficient to satisfy the Company’s obligations to issue Shares upon conversion of the Notes; and

(t)            to cooperate with the Underwriters and to (i) use its commercially reasonable efforts to cause the Notes, and the Shares (if any) issuable upon conversion of the Notes, to be included in the book-entry settlement system of the DTC and (ii) comply with all of its obligations set forth in the representations letter of the Company to the DTC relating to such inclusion.

5.             Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Notes are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder or a failure by the Company to perform its obligations under this Agreement as a direct result of an impermissible failure to perform by the Underwriters under this Agreement, the Company shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their counsel.

6.             Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, special counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with an executed copy for you, substantially to the effect set forth in Exhibit B hereto.

(b)           The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Hoyt H. Zia, General Counsel of the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with an executed copy for you, and substantially to the effect set forth in Exhibit C hereto.

(c)           You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with an executed copy for you) in the forms reasonably satisfactory to UBS, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

(d)           You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS.

(e)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have reasonably objected in writing.

(f)            The Registration Statement and any registration statement required to be filed, prior to the sale of the Notes or the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(g)           Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus, and all amendments or supplements thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) the Disclosure Package, and all amendments or supplements thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h)           The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(i)            You shall have received copies, duly executed by the Company and the Trustee, of the Indenture.

(j)            You shall have received the signed lock-up agreements in the form set forth as Exhibit A hereto of each of the parties listed on Exhibit A-1 hereto, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(k)           The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(l)            The Notes shall be included in the book-entry settlement system of the DTC, subject only to notice of issuance at or prior to the time of purchase.

(m)          The Common Stock shall not have been delisted from NASDAQ and the Company shall have filed a NASDAQ Notice: Listing of Additional Shares with respect to the listing of the Shares on the NASDAQ and the NASDAQ shall not have objected to such listing.

(n)           There shall exist no event or condition which would constitute a default or an event of default under the Notes or the Indenture.

(o)           FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7.             Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS, if (1) since the time of execution of this

Agreement or the earlier respective dates as of which information is given in the Disclosure Package and the Prospectus there been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of UBS, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package and the Prospectus, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of UBS, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package and the Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.             Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Notes to be purchased by it hereunder at the time of purchase (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) (the “Defaulted Notes”) and if the aggregate principal amount of the Defaulted Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for at such time does not exceed 10% of the total aggregate principal amount of Firm Notes to be purchased at such time, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate principal amount of Firm Notes they are obligated to purchase at such time pursuant to

Section 1 hereof) the aggregate principal amount of Defaulted Notes agreed to be purchased by all such defaulting Underwriters at such time, as hereinafter provided. Such Defaulted Notes shall be taken up and paid for by such non-defaulting Underwriters, acting severally and not jointly, in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Defaulted Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Firm Notes set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Notes hereunder unless all of the Firm Notes are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter is or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate principal amount of Defaulted Notes which the defaulting Underwriter or Underwriters agreed to purchase at the time of purchase exceeds 10% of the total aggregate principal amount of Firm Notes which all Underwriters agreed to purchase hereunder at such time, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder at such time, this Agreement shall terminate without further act or deed and without any liability with respect thereto on the part of the Company to any Underwriter and without any liability with respect thereto on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.             Indemnity and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company which issuer information is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (a), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(b), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (a) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the gross proceeds to the Company from the offering of the Notes (before deducting underwriting discounts and commissions and other expenses). The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)            The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10.           Information Furnished by the Underwriters. The statements set forth in the section entitled “Over-allotment option,” the first paragraph of the section entitled “Commissions and discounts,” the section entitled “Price stabilization, short positions” and the second and fourth paragraphs of the section entitled “Convertible note hedge and warrant transactions”, each under the caption “Underwriting” in the Disclosure Package and the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters or to hedging activities that may be undertaken by the hedge counterparties, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11.           Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026 (facsimile: 212-921-3770), Attention: Syndicate Department; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 (facsimile: 808-835-3690), Attention Chief Financial Officer, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94204 (facsimile: 650-493-6811), Attention: Aaron J. Alter, Esq.

12.           Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.           Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the courts located in the City and County of New York or in the United States District Court for the Southern District of New York. The Company waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in courts located in the City and County of New York or in the United States District Court for the Southern District of New York. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14.           Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.           No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.           Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.           Successors and Assigns. This Agreement shall be binding upon the Underwriters, and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

18.           Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

HAWAIIAN HOLDINGS, INC.

By:	/s/ Peter Ingram
	Name:	Peter Ingram
	Title:	Executive Vice President and Chief Financial Officer

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A hereto:

UBS SECURITIES LLC

By:	UBS SECURITIES LLC

By:	/s/ Charles Otton
	Name:	Charles Otton
	Title:	Managing Director

By:	/s/ Chris Rodskog
	Name:	Chris Rodskog
	Title:	Director

SCHEDULE A

Underwriter	Principal Amount of Firm Notes
UBS SECURITIES LLC	$67,500,000
IMPERIAL CAPITAL, LLC	$7,500,000

Total	$75,000,000

SCHEDULE B

Pricing Term Sheet dated as of March 18, 2011

Hawaiian Holdings, Inc.

Offering of
$75 million aggregate principal amount of
5.00% Convertible Senior Notes due 2016
(the “Offering”)

This pricing term sheet relates only to the convertible senior notes (the “Notes”) described below and should be read together with the preliminary prospectus supplement dated March 17, 2011 (including the documents incorporated by reference therein) relating to the Offering (the “Preliminary Prospectus Supplement”) before making a decision in connection with an investment in the Notes. The information in this term sheet supersedes the information in the Preliminary Prospectus Supplement relating to the Notes to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the relevant Preliminary Prospectus Supplement.

Issuer:	Hawaiian Holdings, Inc. (NASDAQ: HA)

The Notes:	5.00% Convertible Senior Notes due 2016

Trade Date:	March 18, 2011

Settlement Date:	March 23, 2011

Offering Size:	$75 million ($86.25 million if the underwriters exercise their over-allotment option to purchase additional Notes in full)

Maturity:	March 15, 2016, subject to earlier repurchase or conversion

Public Offering Price:	100.00% of principal amount, plus accrued interest, if any, from the Settlement Date

Underwriting Discounts and Commissions:	3.00% of principal amount

Interest Rate:	5.00% per annum accruing from the Settlement Date, payable semi-annually in arrears on March 15 and September 15 each year, beginning on September 15, 2011

NASDAQ Last Reported Sale Price on March 17, 2011:	$6.11 per share of the Issuer’s common stock

Conversion Premium:	Approximately 29% above the NASDAQ Last Reported Sale Price on March 17, 2011

Initial Conversion Rate:	126.8730 shares of the Issuer’s common stock per $1,000 principal amount of Notes

Initial Conversion Price:	Approximately $7.88 per share of the Issuer’s common stock

Use of Proceeds:

The Issuer estimates that the net proceeds of the Offering will be approximately $72.0 million (or approximately $82.9 million if the underwriters exercise their over-allotment option to purchase additional Notes in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by the Issuer. The Issuer intends to use (1) approximately $6.6 million of the net proceeds of the Offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrants), (2) a portion of the net proceeds of the Offering to repay a portion of the outstanding loans under its credit agreement and (3) the remaining net proceeds of the Offering for general corporate for general corporate purposes, which could include working capital, fleet capital expenditures, acquisitions, refinancing of existing or other debt or other capital transactions.

Conversion Rate Adjustment Upon a Make-Whole Fundamental Change:

The following table sets forth the number of additional shares of the Issuer’s common stock per $1,000 principal amount of Notes that will be added to the conversion rate applicable to the Notes converted during the make-whole conversion period. The applicable prices set forth in the first row of the table below, and the number of additional shares, are subject to adjustment as described in the Preliminary Prospectus Supplement.

	Applicable Price
Effective Date	$6.11	$6.50	$7.00	$7.50	$8.00	$8.50	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$20.00	$25.00	$30.00
March 23, 2011	36.7931	36.1716	31.8002	28.2697	25.3788	22.9806	20.9669	17.7891	15.4042	13.5507	12.0668	10.8491	9.8291	6.4556	4.5318	3.2822
March 15, 2012	36.7931	32.9524	28.5445	25.0467	22.2338	19.9421	18.0511	15.1368	13.0110	11.3958	10.1247	9.0944	8.2387	5.4333	3.8328	2.7864
March 15, 2013	36.7931	29.7028	25.1121	21.5558	18.7694	16.5599	14.7857	12.1533	10.3208	8.9800	7.9537	7.1375	6.4676	4.2935	3.0490	2.2287
March 15, 2014	36.7931	28.7929	21.7280	17.9054	15.0230	12.8333	11.1534	8.8222	7.3335	6.3174	5.5769	5.0052	4.5431	3.0493	2.1843	1.6094
March 15, 2015	36.7931	27.8830	18.2485	13.6955	10.4788	8.2308	6.6671	4.8073	3.8458	3.2873	2.9141	2.6335	2.4054	1.6404	1.1853	0.8820
March 15, 2016	36.7931	26.9732	15.9841	6.4603	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact applicable price and effective date may not be as set forth in the table above, in which case:

•      if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, the Issuer will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365-day year, as applicable;

•      if the actual applicable price is greater than $30.00 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), the Issuer will not increase the conversion rate; and

•      if the actual applicable price is less than $6.11 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), the Issuer will not increase the conversion rate.

However, the Issuer will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 163.6661 shares per $1,000 principal amount of Notes. The Issuer will adjust this maximum conversion rate in the same manner in which, and for the same events for which, the Issuer must adjust the conversion rate as described under “Description of notes—Conversion rights—Adjustments to the conversion rate” in the Preliminary Prospectus Supplement.

CUSIP/ISIN:	419879 AD3 / US419879AD39

Sole Book-Running Manager:	UBS Securities LLC

Co-Manager:	Imperial Capital, LLC

The following table shows the Issuer’s capitalization at December 31, 2010 on an as adjusted basis to reflect the Offering and the related use of proceeds, as described above, and assuming no exercise of the underwriters’ over-allotment option to purchase additional Notes. As of December 31, 2010, on a pro forma basis to give effect to the sale of the Notes in the Offering (assuming no exercise of the underwriters’ option to purchase additional Notes), the Issuer would have had total consolidated long-term debt of approximately $135.4 million, representing 29.3% of its total capitalization, excluding current indebtedness of approximately $14.3 million, as of that date.

As of December 31, 2010
(Dollars in thousands, except par value)	As Adjusted
Cash, cash equivalents, restricted cash and short-term investments	$300,945

Long-term debt:
5.00% Convertible Senior Notes due 2016(1)	58,050
Other long-term debt and capital lease obligations	117,138
Total long-term debt	175,188
Stockholders’ equity:
Special preferred stock, $0.01 par value, 2,000,000 shares authorized; three shares issued and outstanding actual and as adjusted	—
Common stock, $0.01 par value, 118,000,000 shares authorized; 50,220,877 shares outstanding actual, 52,291,091 shares issued and outstanding as adjusted(2)	522
Capital in excess of par value	255,649
Treasury stock, at cost, 2,070,214 shares actual and as adjusted	(10,752)
Accumulated income	77,431
Accumulated other comprehensive (loss), net	(35,279)
Total stockholders’ equity	287,571
Total capitalization	$462,759

(1)          Amounts shown reflect the application of FASB Staff Position Accounting Principles Board No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in

Cash upon Conversion (Including Partial Cash Settlement) (now codified principally in Accounting Standards Codification Topic 470, Debt) (ASC 470). The application of ASC 470 requires issuers to separately account for the liability and equity components of convertible debt instruments that allow for net share settlement. Additionally, amounts shown reflect our entering into convertible note hedge and warrant transactions. In accordance with ASC 470, we estimate that $58.1 million of the aggregate principal amount of the notes will be recognized (and, to the extent applicable, reflected in the table below) as follows (in thousands):

Equity component (net of estimated issuance costs)	$9,702
Liability component:	58,050
Principal	75,000
Less: debt discount	16,950
Net carrying amount	$67,752

(2)          Outstanding common stock does not include (i) 2,905,595 shares issuable upon the exercise of outstanding stock options under our stock incentive plan as of December 31, 2010, at a weighted average exercise price of $4.54 per share, (ii) 1,636,536 shares issuable pursuant to other outstanding awards under our stock incentive plan as of December 31, 2010, (iii) 7,664,352 shares available for grant under our stock incentive plan as of December 31, 2010, and (iv) any shares of common stock issuable upon conversion of the notes offered hereby. Does not reflect the allocation of any net proceeds from this offering for stock repurchases under our stock repurchase program.

The Issuer has filed a registration statement (including a prospectus dated November 19, 2009 and a Preliminary Prospectus Supplement dated March 17, 2011) with the Securities and Exchange Commission, or SEC, for the Offering. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, the underwriters or any dealer participating in the Offering will arrange to send you the Preliminary Prospectus Supplement and the accompanying prospectus if you request it by calling UBS Securities LLC at (888) 827-7275.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A

Lock-Up Agreement

March 17, 2011

UBS Securities LLC

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o          UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Hawaiian Holdings, Inc., a Delaware corporation (the “Company”), and you and the other Underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of convertible notes (the “Notes”) of the Company. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering (the “Offering Date”), the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any common stock (the “Common Stock”), $0.01 par value per share, of the Company, any convertible debt securities of the Company or any other securities of the Company that are substantially similar to the Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, any convertible debt securities of the Company or any other securities of the Company that are substantially similar to the Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration under the Securities Act of 1933, as amended, of the Offering as contemplated by the Underwriting Agreement and the sale of Notes to the Underwriters in the Offering, (b) bona fide gifts or, upon death of the undersigned, by will or intestate succession to the undersigned’s immediate family, provided the recipient thereof agrees in writing to be bound by the terms of this Lock-Up Agreement, (c) distributions to limited partners of the undersigned, provided that the filing of a Form 4 or Form 5 under the Exchange Act shall not be required and the recipient thereof agrees in writing to be bound by the terms of this Lock-Up Agreement, (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Agreement, (e) the establishment of a written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of shares of Common Stock, provided that shares of Common Stock subject to such plan may not be sold until the expiration of the Lock-Up Period, (f) the sale of shares of Common Stock solely to satisfy the undersigned’s actual or estimated tax obligations in connection with the vesting of restricted stock, restricted stock units and deferred stock units held by the undersigned, and (g) the exercise of options held by the undersigned expiring during the Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, existing or prior marriage or adoption not more remote than first cousin.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of any registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that the immediately preceding clause shall not apply if the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Conduct Rule 2711(f)(4) of FINRA.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement) or (iv) the Offering Date shall not have occurred on or before April 15, 2011, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

*   *    *

Yours very truly,

Name:

EXHIBIT A-1

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position
Lawrence S. Hershfield	Director (Chair of the Board of Directors)
Gregory S. Anderson	Director
Brian E. Boyer	Director
L. Todd Budge	Director
Donald J. Carty	Director
Mark B. Dunkerley	President, Chief Executive Officer and Director
Randall L. Jenson	Director
Bert T. Kobayashi, Jr.	Director
Samson Poomaihealani	Director
Crystal K. Rose	Director
William S. Swelbar	Director
Peter R. Ingram	Executive Vice President, Chief Financial Officer and Treasurer
Charles R. Nardello	Senior Vice President—Operations
Barbara D. Falvey	Senior Vice President—Human Resources
Glenn G. Taniguchi	Senior Vice President—Marketing and Sales
David J. Osborne	Executive Vice President and Chief Information Officer
Hoyt H. Zia	Corporate Secretary, Senior Vice President, and General Counsel

A1-1

EXHIBIT B

OPINION OF WILSON SONSINI GOODRICH & ROSATI

[Form of opinion as previously agreed among counsel]

B-1

EXHIBIT C

OPINION OF HOYT H. ZIA

[Form of opinion as previously agreed among counsel]

C-1

EXHIBIT D

OFFICERS’ CERTIFICATE

Each of the undersigned, Mark Dunkerley, President and Chief Executive Officer of Hawaiian Holdings, Inc., a Delaware corporation (the “Company”), and Peter R. Ingram, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(h) of that certain Underwriting Agreement dated March 18, 2011 (the “Underwriting Agreement”) between the Company, and UBS Securities LLC as Managing Underwriter for the several Underwriters named therein, that as of the date set forth below:

1.               He has reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.               The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.               The Company has performed in all material respects all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.               The conditions set forth in paragraphs (g)(i) and (n) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this                 , 2011.

Name:	Mark Dunkerley
Title:	President and Chief Executive Officer

Name:	Peter R. Ingram
Title:	Chief Financial Officer

D-1